EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (No. Nos. 333-31064, 333-64986, 333-55402, 333-87504, 333-135340 and 333-149641) of j2 Global Communications, Inc. of our report dated May 20, 2010, except as to notes 10 and 13 which are as of February 7, 2011, relating to the financial statements of Protus IP Solutions Inc., which appears in the Current Report on Form 8-K of j2 Global Communications, Inc. dated February 7, 2011.

/s/ PricewaterhouseCoopers LLP
CHARTERED ACCOUNTANTS, LICENSED PUBLIC ACCOUNTANTS
Ottawa, Canada
February 7, 2011